FORM: 97-07L                            LEASE
LICENSE: 421X/0856/97
                                   NEW SOUTH WALES

                                REAL PROPERTY ACT 1900

                                ----------------------------------------------
                                   Office of State Revenue use only


                                ----------------------------------------------

                                ----------------------------------------------
(A)    PROPERTY LEASED
       if appropriate, specify     Folio Identifier: 1/635124 part being Level
       the part or premises.       3, 69 Christie Street, St Leonards


                                ----------------------------------------------


                                ----------------------------------------------
(B)    LODGED BY
                                             HUNT & HUNT
                                   LTO Box   Level 15 Gateway
                                   421 X     1 Macquarie Place, Sydney NSW
                                             2000 DX 214 Sydney (02) 9391.3000
                                             Reference: MPBA:111379784

                                ----------------------------------------------

(C)    LESSOR                   Legal & General Properties No. 1 Pty Limited
                                (ACN 000 511 624)


(D)    The lessor leases to the lessee the property described above.
       Encumbrances (if applicable)     1.     2.     3.     4.

                                ----------------------------------------------
(E)    LESSEE
                                        Mannatech Australia Pty Limited
                                   L    (ACN 082 375 862)


(F)                                     TENANCY:

                                ----------------------------------------------

(G)    1. TERM:                Five (5) years

       2. COMMENCING DATE:     1 September 1998

       3. TERMINATING DATE:    31 August 2003

       4. With an OPTION TO RENEW for a period of five (5) years set out in Clause 17 of Annexure "A".

       7. Incorporates the provisions set out in ANNEXURE "A" hereto.


                              Page 1 OF 2    CHECKED BY (LTO use).............

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(H)    We certify this dealing correct for the purposes of the Real Property Act
       1900.

       DATE
           ----------------------

       Signed in my presence by the lessor who is personally known to me.

              THE COMMON SEAL of LEGAL &                )
              GENERAL PROPERTIES NO. 1 PTY              )
              LIMITED was duly affixed in the presence  )
              of:                                       )


              Signature:                         Signature:
                        ---------------------               --------------------

              Name:                              Name:
                   --------------------------         -------------------------
                     PLEASE PRINT                       PLEASE PRINT


              SECRETARY                           DIRECTOR


       Signed in my presence by the lessor who is personally known to me.

              THE COMMON SEAL of MANNATECH              )
              AUSTRALIA PTY LIMITED was duly            )
              affixed in the presence of:               )


              Signature: DAVID CYRIL NOMCHONG    Signature: DAVID CYRIL NOMCHONG
                        ---------------------               --------------------

              Name: David Cyril Nomchong         Name: David Cyril Nomchong
                   --------------------------         -------------------------
                     PLEASE PRINT                       PLEASE PRINT


              SECRETARY                           DIRECTOR


(I)    STATUTORY DECLARATION


       I solemnly and sincerely declare that: the time for the exercise of Option to Renew/Purchase in expired lease no. *15* has ended; the lessee under that lease has not exercised the option; and a variation of lease extending the term has not been entered into. I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act 1900.

       Made and subscribed at____________in the State of________________ on_________19__ in the presence of


       ---------------------------------
       Signature of Witness

       ---------------------------------
       Name of Witness (BLOCK LETTERS)


       ---------------------------------
       Address and Qualification of Witness Signature of Lessor

THIS IS ANNEXURE "A" REFERRED TO IN THE LEASE BETWEEN LEGAL & GENERAL PROPERTIES NO. 1 PTY LIMITED (AS LESSOR) AND MANNATECH AUSTRALIA PTY LIMITED (AS LESSEE) DATED THIS ____ DAY OF __________ 1998

-------------------------------------------------------------------------------

1.     INTERPRETATION
---------------------

1.1    DEFINITIONS

       In this Lease and in any Rules and Regulations made hereunder unless the contrary intention appears:

       "Building" means the Building erected on the Land and known as 69 Christie Street, St Leonards together with any modifications, extensions or alterations thereto from time to time and together with the fixtures, fittings, furnishings, plant, machinery and equipment of the Lessor therein from time to time and including (but without affecting the generality hereof) the Common Areas herein referred to and parking areas.

       "Common Areas" means such tea rooms, water closets and toilets in the Building as are designated by the Lessor for use by the Lessee and its invitees in common with other persons entitled to use the same and also but for the purpose only of ingress and egress to and from the Demised Premises the forecourt, entrance, vestibules, corridors, passages, stairways and landings in the Building and the escalators and lifts therein, and all gardens, landscaped land and curtilage.

       "Demised Premises" means the premises described as demised premises in the Lease including any part thereof and the fixtures, fittings, furnishings, plant, machinery and equipment (if any) of the Lessor now or hereafter installed therein.

       "Institute" means the Australian Institute of Valuers and Land Economists
       (Inc) NSW Division.

       "Land" means the land described as such in the Lease.

       "Lease" means this lease and any annexures appendices and schedules relating thereto.

       "Lessee" means the Lessee named and described as such in the Lease and includes the successors and permitted assigns of the Lessee and where not repugnant to the context the servants, invitees and agents of the Lessee who are in or about the premises at any time at the request of or under the control or direction of the Lessee or in the course of the conduct of the Lessee's business.

       "Lessee's Works" means all those fit-out items in which the right title and interest vest in the Lessee and as detailed in the First Schedule to this Lease.

       "Lessor" means the Lessor named and described as such in the Lease and includes the successors and assigns of the Lessor and where not repugnant to the context the servants and agents of the Lessor.

       "Reference Schedule" means the Reference Schedule described as such in the Lease.

       "Rules and Regulations" means the Rules and Regulations (if any) of the Building contained in the Second Appendix hereto and all additions and variations made thereto by the Lessor from time to time pursuant to Clause 4.5.

1.2    HEADINGS ETC.

       Headings of clauses and marginal notes have been inserted for guidance only and shall be deemed not to form part of the context.

1.3    SINGULAR, PLURAL ETC

       Words importing the singular number shall include the plural and the masculine gender the feminine or neuter and vice versa and words importing persons shall include corporations. Any covenant or agreement on the part of two or more persons shall be deemed to bind them jointly or severally.

1.4    STATUTES

       Reference to a statute or ordinance includes all regulations under and amendments to that statute or ordinance whether by subsequent statute or otherwise and a statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

1.5    SATURDAYS SUNDAYS AND PUBLIC HOLIDAYS

       Where pursuant to this Lease the day on or by which any act matter or thing is to be done is a Saturday or a Sunday or a public holiday such act matter or thing may be done on the next succeeding day which is not a Saturday or a Sunday or public holiday.

2.     EXCLUSION OF IMPLIED COVENANTS AND POWERS
------------------------------------------------

2.1 The covenants and powers implied in every lease by virtue of Sections 84, 84A and 85 of the Conveyancing Act, 1919 shall not apply to or be implied in the Lease except insofar as the same or some parts thereof are included in the covenants herein contained.

3.     RENT AND OUTGOINGS
-------------------------

3.1    PAYMENT OF RENT AND OUTGOINGS

       The Lessee will during the term pay to the Lessor the rent and outgoings of the Building all as specified, calculated and payable in the manner provided in the First Appendix hereto.

3.2    TERMINATION OR ABATEMENT ON DAMAGE RESUMPTION ETC.

       If the Building shall be resumed or taken for public purposes by any competent authority, or if the whole or any part of the Building shall be destroyed or damaged by fire, flood, lightning, storm, tempest or other disabling cause so as (in either case) to render the Building substantially unfit for the use and occupation of the Lessee, or so as (in either case) to deprive the Lessee of substantial use of the same, or so as (in the latter case only) to render the reconstruction of the Building in its previous form impracticable or undesirable in the opinion of the Lessor then:-

       (a) this Lease may be terminated without compensation by either the Lessor or the Lessee by notice in writing to the other PROVIDED ALWAYS that the Lessee shall only be entitled to terminate this Lease if the Lessor shall have failed to rebuild or reinstate the Building within a reasonable time after notice in writing from the Lessee having regard to the extent of the damage and the work required to rebuild or reinstate the Building;

       (b) any such termination as aforesaid shall be without prejudice to the rights of either party in respect of any antecedent breach matter or thing;

       (c) nothing herein contained or implied shall be deemed to impose any obligation upon the Lessor to rebuild or reinstate the Building or to make the same fit for use and occupation of the Lessee;

       (d) upon the happening of any such damage or destruction as aforesaid the rent hereby reserved, and any moneys payable by the Lessee to the Lessor for the cleaning of the Demised Premises, and the Lessee's proportion of the outgoings of the Building or a proportionate part thereof according to the nature and extent of the damage sustained shall abate until the Building shall have been rebuilt or reinstated or made fit for the occupation and use of the Lessee or until the Lease shall be terminated pursuant to the provisions of paragraph (a) hereof as the case may be;

       (e) in the event of any dispute arising out of this Clause the same shall be referred to arbitration under the provisions of the laws for the time being in force in the State of New South Wales; and

       (f) notwithstanding the aforesaid the Lessee shall have no right of termination and the payment of rent and other moneys shall not abate if the destruction or damage was caused or contributed to by the Lessee, its servants, agents, contractors or other invitees.

3.3    DAMAGE TO PREMISES

       If the Demised Premises shall be damaged or destroyed (in whole or part) by fire, flood, lighting, storm, tempest or other disabling cause so as (in either case) to render the Demised Premises substantially unfit for the use and occupation of the Lessee, or so as (in either case) to deprive the Lessee of substantial use of the same and the Lessor shall not have served notice upon the Lessee within 30 days of the event or damage or destruction to the effect that the Lessor will reinstate the Demised Premises within a reasonable time after service of that notice having regard to the extent of the damage and work required to rebuild or reinstate the Demised Premises:-

       (a) this Lease may be terminated without compensation by either the Lessor or the Lessee by notice in writing to the other;

       (b) any such termination as aforesaid shall be without prejudice to the rights of either party in respect of any antecedent breach matter or thing;

       (c) nothing herein contained or implied shall be deemed to impose any obligation upon the Lessor to rebuild or reinstate the Demised Premises or to make the same fit for use and occupation of the Lessee;

       (d) upon the happening of any such damage or destruction as aforesaid the rent hereby reserved, and any moneys payable by the Lessee to the Lessor for the cleaning of the Demised Premises, and the Lessee's proportion of the outgoings of the Demised Premises or a proportionate part thereof according to the nature and extent of the damage sustained shall abate until the Demised Premises shall have been rebuilt or reinstated or made fit for the occupation and use of the Lessee or until the Lease shall be terminated pursuant to the provisions of paragraph (a) hereof as the case may be;

       (e) in the event of any dispute arising out of this Clause the same shall be referred to arbitration under the provisions of the laws for the time being in force in the State of New South Wales; and

       (f) notwithstanding the aforesaid the Lessee shall have no right of termination and the payment of rent and other moneys shall not abate if the destruction or damage was caused or contributed to by the Lessee, its servants, agents, contractors or other invitees and the Lessor's insurances are irrecoverable as a result of the act or omission of the Lessee. its servants, agents, contractors or invitees.

4.     USE OF DEMISED PREMISES. ASSIGNMENT AND SUBLETTING
---------------------------------------------------------

4.1    PERMITTED USE

       Without the prior written consent of the Lessor the Lessee will not use the Demised Premises or any part thereof, or permit or suffer the same to be used, for any purpose other than that set out in Item 4 of the Reference Schedule and will not use or permit or suffer the same to be used for any other purpose or for any residential purpose whether temporary or permanent and any storage space forming part of the Demised Premises shall not be used for any purpose other than storage.

4.2    ASSIGNMENT & SUBLETTING

       (a) The Lessee will not during the continuance of this Lease assign, transfer, sublet, part with, share the possession of, or grant any licence affecting, or mortgage, charge or otherwise deal with, or dispose of the Demised Premises or any part thereof or by any act or deed procure the same or any part thereof to be assigned, transferred, sublet unto, shared or put into possession of any person or persons without the prior consent in writing of the Lessor which consent shall not be unreasonably withheld or delayed where:

              (i) the Lessee is not in default in the observance and performance of the covenants on the Lessee's part herein contained;

              (ii) the Lessee proposes to assign, transfer, sublet or grant a licence to an assignee, transferee, sublessee or licensee who:

                     (aa) proves to the reasonable satisfaction of the Lessor that he is a respectable, responsible and solvent person capable of adequately carrying on the permitted use specified in Item 4 of the Reference Schedule;

                     (bb) enters into a covenant with the Lessor in the form required by the Lessor that he will duly perform and observe the covenants on the Lessee's part herein contained;

                     (cc) in the case of an assignee or transferee, furnishes to the Lessor such guarantee or guarantees of the performance of his obligations under this Lease as the Lessor shall require;

                     (dd) in the case of a subletting or licence, is bound to pay a current market rental or current market licence fee but in any event not less than a rental or licence fee at pro rata to the then annual rent being paid by the Lessee under this Lease;

                     (ee)   in the case of a subletting or licence,
                            enters into a sublease or licence agreement (as the case may be) in a form acceptable to the Lessor.

              (iii) in the case of an assignment or transfer the Lessee enters into a deed in the form required by the Lessor under which he releases the Lessor from all claims which the Lessee then has, or may thereafter have, against the Lessor in respect of, or in any way arising from this Lease but such release shall not be required for any claim already notified in writing to the Lessor by the Lessee.

              (iv) The Lessee pays to the Lessor its legal and other costs and disbursements reasonably incurred in respect of such assignment, transfer, sublease or grant of licence.

       (b) Where the Lessee is a corporation any change in the principal shareholding altering the effective control of the Lessee shall be deemed an assignment of this Lease and will require the consent of the Lessor as aforesaid.

       (c) An assignment of this Lease to a related corporation (as defined in the Corporations Law) shall require the consent of the Lessor but that consent may not be withheld unless the Lessee shall be in breach of this Lease at the time of the request for consent to assign.

4.3    The Lessee will not at any time during the term of this Lease:-

       NOXIOUS USES ETC

       (a) use, exercise, carry on or permit or suffer to be used, exercised or carried on, in or upon the Demised Premises, or any part thereof, any noxious, noisome or offensive act, trade, business, occupation or calling, or

       NUISANCE OR ANNOYANCE

       (b) do or omit, or permit or suffer to be done or omitted, any act, matter or thing whatsoever in upon or about the Demised Premises or the Building or any part thereof which is or may become an annoyance, nuisance, grievance or disturbance to any other occupier or owner of any adjacent premises, or

       ANIMALS AND BIRDS

       (c) keep any animal or bird in or about the Demised Premises or Building, or

       BURNING OF RUBBISH

       (d) burn any rubbish or waste upon the Demised Premises or Building, or

       AUCTION OR FIRE SALE

       (e) conduct or permit to be conducted on the Demised Premises any auction, bankrupt or fire sale.

4.4    SIGNS ETC.

       The Lessee will:

       (a) not without the prior approval in writing of the Lessor such approval shall not be unreasonably withheld or delayed erect, display, inscribe, paint, affix or exhibit on or to the interior or the exterior of the Demised Premises or of the Building so as to be visible from the Common Area any sign, light, embellishment, advertisement, name, notice or other device, furnishing, ornament or object;

       (b) upon vacating the Demised Premises or immediately prior thereto at the request of the Lessor remove the same and make good any damage or disfigurement caused by reason of such erection, displaying, inscription, painting, affixing, exhibiting or removal thereof;

       (c) advise the Lessor prior to the commencement date of this Lease of the manner in which the Lessee's business is to be advertised on the Directory Board maintained by the Lessor in the foyer of the Building and pay on demand the Lessor's reasonable costs in providing the same in a style and manner consistent with that reasonably prescribed by the Lessor for the Directory Board.

4.5    RULES AND REGULATIONS

       (a) Notwithstanding anything hereinbefore contained the Lessee shall not enter or use or permit to be entered or used the Demised Premises the Building or any Common Areas otherwise than in accordance with the Rules and Regulations.

       ALTERATIONS TO RULES AND REGULATIONS

       (b) The Lessor reserves the right at any time and from time to time to amend, cancel, add to or suspend all or any of the Rules and Regulations for the time being subsisting and to make such other and further rules and regulations either in lieu of or in addition as, in the judgment of the Lessor, may be required for the management, safety, care or cleanliness of the Demised Premises or of the Building, or for the preservation of good order therein, and for the convenience of the occupiers and invitees thereof provided that no amendment or variation to the Rules and Regulations shall be inconsistent with the rights of the Lessee as expressed in this Lease. All such amendments and additions shall bind the Lessee when written notice thereof shall have been given to the Lessee. If there shall be any inconsistency between the provisions of this Lease and the Rules and Regulations the provisions of this Lease shall prevail.

       NON-ENFORCEMENT OF RULES AND REGULATIONS

       (c) The Lessor shall not be liable for any loss or damage howsoever caused arising out of any non-enforcement of the Rules and Regulations.

4.6    COMPLIANCE WITH NOTICES ETC.

       The Lessee will from time to time forthwith comply with all statutes, ordinances, proclamations, orders or regulations present or future affecting or relating to the Demised Premises, or the use thereof and with all requirements which may be made or notices or orders which may be given by any governmental, semi-governmental, municipal, health, licensing or any other authority having jurisdiction or authority in respect of the Demised Premises or the user thereof, and will keep the Lessor indemnified in respect of all such matters PROVIDED THAT the Lessee shall not be liable in respect of any structural alterations the requirement for which was not caused or contributed to by the Lessee's use or occupation of the Demised Premises.

4.7    HEAVY MACHINERY

       The Lessee will not bring upon the Demised Premises any heavy machinery or other plant or equipment unless the same is reasonably necessary for the Lessee's use of the Demised Premises as herein provided and in no event shall any such machinery, plant or equipment be of such nature or size as to cause or in the reasonable opinion of the Lessor be likely to cause any structural or other damage to the floors or walls or any other parts of the Demised Premises or the Building. Before bringing any such machinery, plant or equipment upon the Demised Premises or the Building the Lessee shall inform the Lessor of the Lessee's intention so to do and the Lessor may direct the routing, installation and location of all such machinery, plant and equipment and the Lessee shall observe and comply with all such directions. The Lessor shall have the right to obtain expert advice from a structural engineer if it considers such advice to be necessary in relation to the positioning of such heavy machinery and the Lessee agrees to pay the costs of obtaining such advice.

4.8    USE OF TOILETS ETC

       The Lessee shall not use or permit or suffer to be used the toilets, sinks, drainage and other plumbing facilities in the Demised Premises or the Common Areas for any purpose other than those for which they were constructed or provided, and shall not deposit or permit to be deposited therein any sweepings rubbish or other matter and any damage thereto by misuse shall be made good by the Lessee forthwith.

4.9    RODENTS AND VERMIN

       The Lessee will take all reasonable precautions to keep the Demised Premises free of rodents, vermin, cockroaches, paper lice, fleas and other pests and in the event of the Lessee failing so to do the Lessee will if and so often as required by the Lessor but at the cost of the Lessee employ pest exterminators approved by the Lessor.

4.10   INFECTIOUS ILLNESS

       The Lessee will in the event of any infectious illness occurring in the Demised Premises forthwith give notice thereof to the Lessor and to the proper authorities and at the expense of the Lessee will thoroughly fumigate and disinfect the Demised Premises to the satisfaction of the Lessor and such authorities and otherwise comply with their reasonable and lawful requirements.

4.11   ACCIDENTS, DEFECTS ETC

       The Lessee will give to the Lessor prompt notice in writing of any accident to or defect or want of repair in any services to or fittings in the Demised Premises and of any circumstances of which the Lessee is aware or ought reasonably to be aware likely to be or cause any danger, risk or hazard to the Demised Premises or to the Building or any person or property therein.

5.     ELECTRICITY AND SERVICES
-------------------------------

5.1    LESSEE'S PAYMENT OF CHARGES

       The Lessee shall pay all charges for electricity, gas, water, oil, telephone and other services to or from the Demised Premises and separately metered to the Demised Premises.

5.2    DEFAULT IN PAYMENT BY LESSEE

       Should the Lessee make default in the payment of any of the aforesaid charges the Lessor may pay the same and recover the amount so paid as if the same was rent payable hereunder on the date on which the Lessor pays the same.

6.     AIR-CONDITIONING ELEVATORS AND ESCALATORS
------------------------------------------------

6.1    USE BY LESSEE

       Where any plant, machinery or equipment for heating, cooling or circulating air (all of which are in this clause included in the expression "air-conditioning plant") or any one or more lifts or escalators (hereinafter called "elevators") are provided in the Building or the Demised Premises by the Lessor:-

       (a) delays or stoppages due to repairs, maintenance, strikes, accidents or other unavoidable cause excepted, the Lessor shall endeavor to keep the air-conditioning plant and the elevators working and reasonably available for the use of the Lessee:

              (i) between the hours of 8.00 a.m. and 6.00 p.m. Monday to Friday inclusive, and

              (ii) between such extended hours and/or upon such other days as the Lessor shall from time to time notify the Lessee, and

              (iii) between such extended hours as the Lessee requests at the Lessee's cost.

       NON-INTERFERENCE BY LESSEE

       (b) the Lessee will at all times comply with and observe the reasonable requirements of the Lessor in relation to the air-conditioning plant and the elevators and will not do, or permit or suffer to be done, anything in relation to the same or otherwise which might interfere with or impair the efficient operation of such air-conditioning plant and elevators;

       FAILURE

       (c) should the air-conditioning plant or the elevators fail to function for any reason, the Lessee shall not by reason of any such failure be entitled to determine this Lease, nor shall the Lessee have any right of action or claim for compensation or damages against the Lessor in respect thereof;

       MAINTENANCE

       (d) the Lessee shall allow the Lessor and the Lessor's engineers to enter the Demised Premises at any time to install, remove examine or repair all or any of the air-conditioning plant or the elevators provided that in and about such work the Lessor shall not cause any undue interference to the Lessee in the conduct of its business in the Demised Premises;

       PROHIBITED USE

       (e) the Lessee will not use or permit to be used the elevators except any elevator designated as a goods lift other than for the conveyance of passengers.

7.     MAINTENANCE, REPAIR, ALTERATIONS, ETC.
---------------------------------------------

7.1    REPAIR OF DEMISED PREMISES

       The Lessee will during the whole of the term and for so long as the Lessee may remain in possession or otherwise occupation when where and so often as need shall be maintain, replace, repair and keep the whole of the Demised Premises in good and substantial repair order and condition (having regard to their condition at the commencement of the Lease) damage by explosion, earthquake, aircraft, riot, civil commotion, fire, flood, lightning, storm, tempest and reasonable wear and tear Act of God and war damage only excepted unless any insurance moneys are irrecoverable through the neglect default or misconduct of the Lessee its servants agents contractors other invitees and persons claiming through the Lessee and in such repair order and condition (except as aforesaid) the Lessee shall peaceably surrender and yield up to the Lessor the whole of the Demised Premises at the expiration or sooner determination of the Lease. An inventory of the fixtures, fittings, furnishings, plant, machinery and equipment of the Lessor forming part of the Demised Premises at the date of commencement of the term of the Lease has been signed by the parties by way of identification and the parties acknowledge that the condition thereof as at such date is as stated therein.

7.2 The Lessee shall, without affecting the generality of Clause 7.1, at the Lessee's expense:-

       PAINTING AND PAPERING

       (a) so often as the Lessor may reasonably require during the term (which the Lessor may not do at intervals of less than three (3) years) and in addition during the last year of the term (if in the Lessor's reasonable opinion it is required and the Lessor requests it of the Lessee) paint, paper or otherwise appropriately treat with materials and to standards reasonably determined by the Lessor such parts of the Demised Premises which have or ought to have been so treated.

       EQUIPMENT OF LESSEE

       (b) keep and maintain clean and in good order, repair and condition all fittings, plant, furnishings and equipment of the Lessee;

       DAMAGE TO BUILDING

       (c) from time to time make good any breakage, defect or damage to the Demised Premises, the Building or to any adjoining premises or any facility or appurtenance thereof occasioned by want of care, misuse or abuse on the part of the Lessee its servants agents contractors other invitees and persons claiming through the Lessee or otherwise occasioned by any breach or default by the Lessee hereunder or under any Rules or Regulations hereto;

       CARPETS, BLINDS AND CURTAINS

       (d) keep such of the standard carpets and floor coverings in the Demised Premises and such of the blinds and curtains therein (if any) as are supplied by the Lessor in good and tenantable repair and condition and the Lessor shall not be liable for any damage done thereto arising from use in any way inconsistent with the occupation of the Demised Premises for the use hereinbefore permitted and/or the neglect, default or misconduct of the Lessee or of any servant agent contractor or other invitee of the Lessee or any person claiming through the Lessee.

7.3    ALTERATIONS

       The Lessee shall not without the previous consent in writing of the Lessor make or suffer or permit to be made any alterations or additions to the Demised Premises (including but without limiting the generality thereof the partitions and floor coverings) or drive nails or screws into or in any way damage or deface any ceilings, walls, partitions, floors, wood, stone, concrete or iron or metal work thereof.

7.4    PARTITIONING

       (a) The Lessee shall use internal partitions within the Demised Premises only of such standard as to type, quality, colour and size as the Lessor shall decide and which shall be installed in the Demised Premises by a builder approved by the Lessor under the supervision of an Architect approved by the Lessor and the Lessee covenants not to make any additions or alterations to the partitions except according to the said standards and supervision and with the prior approval in writing of the Lessor all such approvals not to be unreasonably withheld or delayed.

       (b) The cost of internal partitions within the Demised Premises and the cost of installation thereof including all doors, vents, glass and other items included in or incidental to the same and the cost of all additional lights and power outlets and switches and telephone outlets and alterations and/or additions to the air-conditioning and/or sprinkler installations which may be required by law and/or by reason of the position of any such partitions or the particular requirements of the Lessee together with all architects and other consultants fees incurred in connection with the same shall be borne by the Lessee.

7.5    LESSOR'S RIGHT TO INSPECT

       When and so often as the Lessor shall require and at all reasonable times of the day the Lessor may by itself and/or those authorised by it enter the Demised Premises and view the state of repair and condition thereof, and make such reasonable investigations as it or they may deem necessary for the purpose of ascertaining whether or not there has been any breach of any of the covenants and conditions herein contained or implied and serve upon the Lessee a notice in writing of any defect requiring it to repair the same in accordance with any covenant herein contained.

7.6    LESSOR MAY ENTER TO REPAIR

       The Lessor shall have the right for itself and all those authorised by it upon reasonable notice (except in case of emergency when no notice shall be required) and at all reasonable times to carry out any works, or make any repairs, alterations or additions to, and to enter upon all or any part of the Demised Premises, and to use the same for the purpose of effecting or carrying out any repairs, alterations or additions or other work which the Lessor may consider necessary or desirable to any part of the Building or any buildings adjacent thereto from time to time.

7.7    DEFAULT IN REPAIRING

       In default of the Lessee repairing any defect according to reasonable notice the Lessor by itself and/or those authorised by it may enter the Demised Premises and execute at all reasonable times all or any of the required repairs as the Lessor may think fit, and in addition to the Lessor's other remedies recover from the Lessee the cost of such repairs as the Lessee ought to have effected, including all sums paid on account of any insurance, indemnities or compensation under the Worker's Compensation Acts or otherwise with respect thereto.

7.8    REQUIREMENTS OF PUBLIC AUTHORITIES

       Without prejudice to the obligations of the Lessee under this Lease, the Lessor by itself and all those authorised by it may enter the Demised Premises at all reasonable times with workmen and others and all necessary materials and appliances, for the purpose of complying with the terms of any present or future legislation affecting the Demised Premises or the Building or of any notice by any authority having jurisdiction or authority over or in respect of the Demised Premises or the Building in respect of the destruction of insects, rodents or other pests or for the carrying out of any repairs, alterations or works (including the provision of air-conditioning, sprinklers, lighting, power, telephone and other services to the Lessee and other tenants of the Building for which purpose the Lessor may from time to time require access to the service ducts, walls, floors and ceilings and the Demised Premises) and also for the purpose of exercising the powers and authorities of the Lessor hereunder.


8.     CLEANING
---------------

8.1    CLEANING SERVICES AND RESPONSIBILITIES

       Where it is stated in Item 5 in the Reference Schedule that the Lessee is not responsible for cleaning the Demised Premises:-

       (a) the same shall be cleaned and garbage removed therefrom by a contractor engaged by the Lessor;

       (b) the Lessor will in no way be responsible to the Lessee for any loss of or damage to the property of the Lessee by the contractor so engaged or any employees of such contractor;

       (c) the Lessee will use exclusively the cleaning and garbage removal service provided by the Lessor and will permit reasonable access for the person or persons engaged by the Lessor to provide the cleaning (including window cleaning) of the Premises and garbage removal therefrom;

       (d) the Lessee will during the term pay to the Lessor the cleaning charge specified calculated and payable in the manner provided in the First Appendix hereto.

8.2 Where it is stated in Item 5 in the Reference Schedule that the Lessee is responsible for cleaning the Demised Premises:-

       (a) the Lessee will at the Lessee's expense cause the Demised Premises to be kept clean and free from dirt and rubbish in a proper and workmanlike manner and particularly shall keep all trade waste trash and garbage in proper receptacles and arrange for the regular removal thereof from the Demised Premises:

       (b) the Lessee will where required by the Lessor engage for the aforesaid purposes such cleaning and garbage removal service as is reasonably approved by the Lessor, but the Lessor will in no way be responsible to the Lessee for any loss of or damage to the property of the Lessee by the contractor so engaged or their employees.

8.3    NO RUBBISH

       The Lessee will cause the Demised Premises to be kept free from dirt and rubbish and particularly shall store and keep all trade waste trash and garbage in proper receptacles.


9.     INSURANCES
-----------------

9.1    POLICIES TO BE MAINTAINED

       The Lessee at all times during the continuance of this Lease and at its own expense will effect and keep current in respect of the Demised Premises the following policies of insurance with a reputable, respectable and solvent insurance company or office and the Lessee shall produce such policies and certificates of currency for inspection by the Lessor as and when required:-

       (a) where applicable, a policy in the joint names of the Lessee and the Lessor in such amount (not being less than the full insurable value) and against such risks as the Lessor may require in respect of all plate glass windows and doors and display showcases upon the Demised Premises;

       (b) a public risk policy for such amount as the Lessor shall from time to time notify the Lessee and in the absence of such notification for an amount not less than ten million dollars ($10,000,000.00) such policy to specifically include the risks set out in Clause 10;

9.2    INSURANCE NOT TO BE AVOIDED

       The Lessee will not at any time do or suffer to be done or allowed anything upon the Demised Premises or the Building or bring or keep anything therein whereby any insurance relating to the Demised Premises or the Building may be rendered void or voidable or whereby the rate of premium on such insurance shall be liable to be increased and that in case the Lessor shall approve in writing of any proposal of the Lessee to increase the risk of fire the Lessee will pay all additional premiums of insurance on the Building (if any) required on account of the additional risk caused by the use to which the Demised Premises are put by the Lessee with the consent aforesaid.

9.3    STORAGE OF INFLAMMABLE MATTER

       Without prejudice to the generality of the preceding sub-clause the Lessee will not (other than in accordance with the specified use of the Demised Premises approved by the Lessor) store chemicals, acetylene, alcohol or any solid, liquid or gas of an inflammable volatile or explosive nature and will not use the same or any of them in the Demised Premises for any purpose.

9.4    COMPLIANCE WITH FIRE REGULATIONS

       The Lessee will comply with insurance, sprinkler and fire alarm regulations in respect of any partitions which may be erected by or on behalf of the Lessee upon the Demised Premises and the Lessee will pay to the Lessor the cost of any alteration to the sprinkler and/or fire alarm installation which may become necessary by reason of the non-compliance by the Lessee with such regulations or the requirements of the insurer or the Insurance Council of Australia.


10.    RELEASE AND INDEMNITY
----------------------------

10.1 The Lessee agrees to occupy and use the Demised Premises and the Building at the risk of the Lessee and hereby releases to the full extent permitted by law the Lessor, its servants agents and contractors from all claims and demands of every kind resulting from any accident damage death or injury occurring therein except where the same is caused by neglect, default or misconduct on the part of the Lessor or its servants agents or contractors.

10.2 The Lessee will and does hereby indemnify the Lessor and its servants agents and contractors in the absence of any neglect default or misconduct on their part from and against all actions, claims, demands, loss, damages, costs and expenses incurred or suffered by the Lessor or its servants agents and contractors or for which the Lessor or its servants agents or contractors may become liable in respect of any damage to property or injury to any person which may be suffered or sustained in, upon or near any part of the Demised Premises or the Building whether in the occupation of the Lessor or of the Lessee or of any other person, where such damage or injury results from the use of the Demised Premises or the Building by the Lessee its servants agents contractors, other invitees and persons claiming through the Lessee.

10.3 Without limiting the generality of Clause 10.2 the Lessee will and does hereby indemnify the Lessor from and against all actions, claims, demands, loss, damage, costs and expenses incurred by the Lessor or for which the Lessor may become liable in respect of or arising from:-

       (a) the negligent use, misuse, waste or abuse by the Lessee or any servant, agent, contractor, other invitee, or person claiming through the Lessee of the water, gas, electricity, lighting and other installations in and facilities of the Demised Premises or the Building or arising from any faulty fitting or fixture of the Lessee;

       (b) overflow or leakage of water (including rain water) in or from the Demised Premises and caused or contributed to by any act or omission on the part of the Lessee or other persons as aforesaid;

       (c) loss, damage or injury from any cause whatsoever to property or person caused or contributed to by the use of the Demised Premises by the Lessee or other persons as aforesaid; and

       (d) loss, damage or injury from any cause whatsoever to the Demised Premises or the Building or to any property or person within or without the Demised Premises or the Building occasioned or contributed to by any act, neglect, default or misconduct by the Lessee or other persons as aforesaid.


11.    HEAD LEASE AND OTHER INTERESTS
-------------------------------------

11.1   POWER OF ENTRY

       The Lessee will at all times permit the Lessor and any persons having any estate or interest in the Demised Premises superior to or concurrent with the Lessor to exercise the Lessor's powers to enter and view the Demised Premises and to carry out repairs, renovations, maintenance and other work thereon and otherwise to exercise or perform their lawful rights or obligations in regard thereto.

11.2   BENEFIT OF LESSEE'S COVENANTS

       In the event of a person other than the Lessor becoming entitled to receive the rents payable pursuant to the Lease either by operation of law or otherwise, the Lessee agrees that such persons shall have the benefit of all covenants and agreements on the part of the Lessee hereunder and the Lessee at the cost of the Lessor will enter into such covenant with such other person in this regard as the Lessor may reasonably require.

11.3   LESSEE'S INTEREST

       The Lessor will not permit the Lessee's estate or interest under the Lease to be determined as a result of any breach by the Lessor of any obligation on its part to any person having an estate or interest superior to that of the Lessor.

11.4   LESSOR'S INTEREST

       No act, matter or thing whatsoever shall at any time during the term of this Lease be done or permitted by the Lessee likely to result in the determination of the estate or interest of the Lessor in the Demised Premises or the Building or the Land.


12.    LESSOR'S COVENANTS
-------------------------

12.1   QUIET ENJOYMENT

       The Lessee, paying the rent payable pursuant to the Lessee and duly and punctually observing and performing the covenants, obligations and provisions in the Lease on the part of the Lessee to be observed and performed shall and may peaceably possess and enjoy the Demised Premises for the term hereby granted without any interruption or disturbances from the Lessor or any other person or persons lawfully claiming by, from or under the Lessor.

12.2   REMOVAL OF LESSEE'S FIXTURES

       (a) The Lessee shall at or prior to the expiration of this Lease take, remove and carry away from the Demised Premises all fixtures, fittings, plant, equipment or other articles upon the Demised Premises in the nature of trade or tenant's fixtures including the Lessee's Works brought upon the Demised Premises by the Lessee but the Lessee shall in such removal do no damage to the Demised Premises or to the Building or shall forthwith make good any damage which the Lessee may occasion thereto and shall remove all rubbish and shall leave the Demised Premises in a clean state and condition.

       LESSEE'S FIXTURES NOT TO BE REMOVED

       (b) In the event that the Lessee does not remove and carry away such fixtures, fittings, plant, equipment or other articles at or prior to the expiration of the Lease, the Lessor may at the expense of the Lessee remove and dispose of the same and any such fixtures, fittings, plant, equipment or other articles not so removed by the Lessee by that date shall become the property of the Lessor.

12.3 The Lessor agrees to notify the Lessee in writing of any matter which the Lessor considers to be an event of default under this lease provided that the Lessor will not be required to notify the Lessee in writing if the rent is unpaid. The notice must contain sufficient detail of the alleged default to enable the Lessee to rectify the default. The Lessor agrees to give any such notice within a reasonable time of the Lessor forming the view that the Lessee is in default under the lease.

12.4 The Lessor shall take reasonable action to repair those matters for which the Lessor is responsible within a reasonable time having regard to the nature of the repairs required.


13.    DEFAULT, TERMINATION, ETC.
---------------------------------

13.1   DEFAULT

       In the event that:

       (a) the rent payable pursuant to this Lease or any part thereof shall be unpaid for the period of fourteen (14) days after any of the days on which the same ought to have been paid and in accordance with the covenants for payment herein contained (although no formal or legal demand shall have been made therefor); or

       (b) the Lessee commits, permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the covenants, obligations and provisions of this Lease or the Rules and Regulations; or

       (c) the Lessee being a company, an order is made or a resolution is effectively passed for the winding up of the Lessee (except for the purpose of reconstruction or amalgamation with the written consent of the Lessor which consent shall not be unreasonably withheld); or

       (d) the Lessee makes an assignment for the benefit of or enters into an arrangement or composition with its creditors or stops payment or is unable to pay its debts within the meaning of the Corporations Law; or

       (e)    a receiver is appointed over any property of the Lessee; or

       (f) execution is levied against the Lessee and not discharged within thirty (30) days; or

       (g) the Lessee, being a natural person, brings his estate within the operation of any law relating to bankrupts (other than by becoming a bankrupt), by committing an act of bankruptcy or executing a deed of arrangement or deed of assignment under the provisions of the Bankruptcy Act, 1966

       THEN but without prejudice to any action or other remedy which the Lessor has or might or otherwise could have for arrears of rent or breach of covenant or for damages as a result of any such event, the Lessor at any time or times thereafter shall have the right to re-enter into and upon the Demised Premises and repossess and enjoy the same as of its former estate anything herein contained to the contrary notwithstanding and furthermore upon such re-entry the Lessor shall have the right to recover from the Lessee damages as compensation for the loss sustained as a result of the failure of the Lessee to pay rent and other monies payable under this Lease and observe and carry out all the other covenants of this Lease for the period commencing from the date on which the right of re-entry is exercised and terminating on the date on which, but for the exercise of the right of re-entry, the term of the Lease would otherwise expire and upon re-entry the Lessor shall be freed and discharged from any action, suit, claim or demand by or obligation to the Lessee under or by virtue of this Lease. Any fixtures, fittings, plant, equipment, stock-in-trade or other articles of the Lessee in the Demised Premises shall upon such re-entry become the property of the Lessor.

13.2   LESSOR'S RIGHT TO DAMAGES

       In the event that:-

       (a) the rent payable pursuant to this Lease or any part thereof shall be unpaid for the period of fourteen (14) days after any of the dates on which the same ought to have been paid in accordance with the covenants for payment herein contained (although no formal or legal demand shall have been made therefor); or

       (b) the Lessee commits, permits or suffers to occur any breach or default in the due and punctual performance of the covenants contained in Clauses 3.1 (with respect to outgoings of the Building), 4.1, 4.2, 4.6, 7.1 and 7.3;

       (each such event being referred to in this sub-clause as a "prescribed default event") the parties hereby acknowledges that the occurrence of any prescribed default event shall be deemed to be a repudiation of all of the Lessee's obligations under this Lease THEN but without prejudice to any other remedy available to the Lessor, the Lessor having exercised its rights of re-entry as aforesaid shall be entitled to recover from the Lessee its loss suffered as a consequence of such repudiation provided that the Lessor may elect to recover such loss as liquidated damages
       (not as a penalty) the amount
       thereof being calculated in accordance with the formula D = (A + B) - C where:

       D is the amount of such liquidated damages.

       A is the present value of the amount of the rent and outgoings of the Demised Premises for which the Lessee is liable in accordance with this Lease from the date of occurrence of the prescribed default event until the expiry of the term thereon on the assumption that the Lease was to continue in force until such expiry but having regard to any provision of the Lease relating to the calculation of rent and outgoings and review of rent.

       B is the amount of the fees charged by the valuer hereunder in providing the certificate hereunder.

       C is the present value of the amount of the rent expected to be received from a new tenant in respect of the Demised Premises from the date of occurrence of the prescribed default event until the expiry of the term of the Lease taking into account all relevant factors including but not limited to any rent free period or other inducements usual in the market for such premises at the time of this calculation.

       The amounts required to be ascertained in respect of items A, B and C shall be determined by a valuer of the Australian Institute of Valuers and Land Administrators being either a Fellow or Associate of the Valuers Division (or should such Institute have ceased to exist, of such body or association as then has substantially the same objects as such Institute) appointed by the Lessor practising in the state or territory in which the Demised Premises are situated and such valuer shall act in the capacity of an expert and not as an arbitrator and his decision shall be final and binding in all respects.

13.3   LESSOR'S RIGHT TO REMEDY LESSEE'S DEFAULTS

       On each and every occasion on which the Lessee omits or neglects to pay any money or to do or effect anything which the Lessee has in the Lease covenanted to pay, do or effect then it shall be lawful for but not obligatory upon the Lessor (and without prejudice to any rights and powers arising from such default) to pay such money or do or effect such thing by itself, its architects, contractors, workmen and agents as if it were the Lessee and for that purpose the Lessor its architects, contractors and workmen may enter upon the Demised Premises and there remain for the purpose of doing or effecting any such thing and the Lessor may recover from the Lessee the amount, expenses and costs of such payment doing or effecting forthwith.

13.4   INTEREST ON MONEYS OVERDUE

       The Lessee will pay to the Lessor interest at the rate equivalent to the Westpac Banking Corporation Indicator Rate (or if such Rate shall cease to be published whichever rate having similar purposes is periodically announced by the Westpac Banking Corporation) plus two percent (2%) per annum on any moneys due but unpaid for seven (7) days by the Lessee to the Lessor on any account whatsoever pursuant to the Lease such interest to be computed from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and to be recoverable in like manner as rent in arrears.


14.    GENERAL
--------------

14.1   WAIVER NEGATIVED

       (a) The Lessor's failure to take advantage of any default or breach of covenant on the part of the Lessee shall not be or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this Lease be construed to waive or to lessen the right of the Lessor to insist upon the performance by the Lessee of any term, covenant or condition hereof, or to exercise any rights to the Lessor on account of any such default;

       (b) A waiver by the Lessor of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default;

       (c) The subsequent acceptance of rent under the Lease by the Lessor shall not be deemed to be a waiver of any preceding breach by the Lessee of any term, covenant or condition of the Lease, other than the failure of the Lessee to make the particular payment or payments of rental so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

14.2   NOTICES

       Any notice or other document or writing served or given by the Lessor under this Lease shall be valid and effectual if served or given under the hand of the Lessor (being an individual) or under the common seal of the Lessor or under the hand of any director or attorney or manager or secretary for the time being of the Lessor (being a company).

14.3   SERVICE OF NOTICES

       Without prejudice to any other means of giving notice, any notice or other document or writing required to be served delivered or given hereunder shall be sufficiently served on or delivered or given to the Lessee or Covenantor (as the case may be) if served personally or if left addressed to the Lessee or Covenantor on the Demised Premises or forwarded to the Lessee or Covenantor by prepaid post to the last known place of business or abode of the Lessee or Covenantor, and shall be sufficiently served on the Lessor if served personally or if addressed to the Lessor and left at or sent by prepaid post to the Lessor's registered office for the time being or last known place of business or abode, and a notice of other document or writing sent by post shall be deemed to be given at the time when it ought to be delivered in ordinary course of post.

14.4   STAMP DUTY COSTS ETC.

       The Lessee shall pay all stamp duty and all the Lessor's legal and other costs charges and expenses incidental to the preparation, completion, stamping and registration of this Lease, of any assignment, subletting, surrender or termination (otherwise than by effluxion of time) of this Lease and the consent of any person whose consent may be required and any certificate of registration required by the Lessor, and in case of default by the Lessee in observing or performing any of its covenants in the Lease contained or implied, the Lessee shall pay to the Lessor all legal and other costs, charges and expenses for which the Lessor shall become liable in consequence of or in connection with such default.

14.5   INSPECTION BY PURCHASER OR TENANT

       The Lessee shall at all reasonable times permit the Lessor to show the Demised Premises to prospective purchasers and will at all times within the six (6) months immediately preceding the termination of the Lease allow the Lessor to show the Demised Premises to prospective tenants and to affix and exhibit where the Lessor shall think fit from time to time the usual "For Sale" and the usual "To Let" notice, and in each case with the name and address of the Lessor and/or its agents thereon and the Lessee will not remove any such notice without the prior written consent of the Lessor.

14.6   CONSENT OF LESSOR

       In any case where pursuant to this Lease or to any Rule or Regulation made hereunder the doing or executing of any act matter or thing by the Lessee is dependent upon the consent or approval of the Lessor such consent or approval may be given or withheld by the Lessor in its absolute uncontrolled discretion unless otherwise herein provided.

14.7   PARTNERSHIP NEGATIVED

       Nothing contained in the Lease shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of a partnership or of principal and agent or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of lessor and lessee upon the terms and conditions only as provided in this Lease.

14.8 EXCLUSION OF IMPLIED TERMS

       (a) The covenants, provisions, terms and agreements contained in the Lease expressly or by statutory implication cover and comprise the whole of the agreement between the parties and they expressly agree and declare that no further or other covenants, agreements, provisions or terms whether in respect of the Demised Premises or otherwise shall be deemed to be implied herein or to arise between the parties by way of collateral or other agreement by reason of any promise, representation, warranty or undertaking given or made by either party to the other on or prior to the execution of this Lease and the existence of any such implication or collateral or other agreement is hereby negatived.

       (b) Without prejudice to the foregoing, the Lessee acknowledges that no warranty or representation has been given by or on behalf of the Lessor in respect of the suitability of the Demised Premises or the Building for any business to be carried on therein, or as to the fixtures furnishings finish plant and machinery and equipment of or in the Demised Premises or the Building or as to other businesses to be carried on in the Building otherwise than in this Lease expressly contained.

14.9   HOLDING OVER

       Should the Lessee continue to occupy the Demised Premises beyond the expiration of the term of this Lease or any further Lease granted hereunder with the consent of the Lessor it shall do so hereunder on and subject to the covenants, terms, conditions and provisions hereof as a monthy tenant at a monthly rental equal to one (1) month's proportion of the annual rent payable immediately prior to the expiration of this Lease (subject to the right of the Lessor to review such rent in accordance with the First Appendix hereto) or such further Lease (as the case may be) payable monthly in advance such tenancy being determinable at the will of either the Lessor or the Lessee by one (1) month's notice in writing to the other expiring on any day of the week.

14.10 POWER OF ATTORNEY

       The Lessee hereby irrevocably appoints the Lessor and the Lessor's nominee or nominees and their substitute or substitutes jointly and severally to be the true and lawful attorney or attorneys of the Lessee to act at any time after the power to re-enter herein contained shall have become exercisable or shall have been exercised (a sufficient proof whereof shall be the statutory declaration of the Lessor or any officer of the Lessor duly authorised by the Lessor in that behalf) to execute and sign an assignment or a surrender of this Lease and to procure the same to be registered and for this purpose to use the name of the Lessee and generally to do, execute and perform any act, deed, matter or thing relative to the premises as fully and effectually as the Lessee could do in and about the premises and the Lessee hereby covenants to ratify and confirm all and whatsoever the said attorney or attorneys shall lawfully do or cause to be done in and about the said premises.

14.11 MORATORIUM

       No statute ordinance proclamation order regulation or moratorium present or future shall apply to this Lease so as to abrogate extinguish impair diminish fetter delay or otherwise prejudicially affect any rights powers remedies or discretions given or accruing to the Lessor.

14.12  ALTERATIONS TO BUILDING

       The Lessor shall have the right from time to time to improve extend add to or reduce the Building or any Common Areas or in any manner whatsoever alter or deal with the Building or any Common Areas (in both cases excluding the Demised Premises) PROVIDED THAT in exercising such right the Lessor will endeavor to cause as little inconvenience to the Lessee as is practicable in the circumstances.


15.    OBLIGATION OF COVENANTOR
-------------------------------

15.1 In consideration of the Lessor entering into the Lease at the request of the Covenantor named in Item 6 in the Reference Schedule the Covenantor and so as to bind his heirs executors administrators and assigns (or, in the case of a corporation, its successors and assigns) HEREBY COVENANTS AND AGREES with the Lessor, its successors and assigns that the Covenantor will be jointly with the Lessee and severally liable to the Lessor for the due and punctual payment of all rent and other moneys reserved by and for the due and punctual performance and observance of all of the terms covenants and conditions on the part of the Lessee contained in this Lease and in any renewal thereof and also for the payment to the Lessor of any moneys due to the Lessor by way of mesne profits recoverable against the Lessee after termination of the Lease or any renewal thereof and if there be more than one Covenantor named in
       Item 6 in the Reference Schedule then this covenant shall bind them and their respective executors administrators successors and assigns jointly and each of them severally and it is hereby acknowledged that the liability of any Covenantor hereunder shall not be affected by any matter or thing whatever and in particular but without in any way limiting the generality of the foregoing shall not be affected by:

       (a)    the death of the Lessee or of any Covenantor;

       (b) the giving of time or the granting of other indulgence to the Lessee or any Covenantor;

       (c)    any variation of this Lease;

       (d) any agreement between the Lessor and the Lessee and/or any Covenantor whereby the Lessor gives time to the Lessee and/or Covenantor (as the case may be) or agrees not to sue the Lessee and/or Covenantor (as the case may be);

       (e) any release of the Lessee or any Covenantor. If any payment made by the Lessee or any Covenantor shall subsequently be avoided such payment shall not discharge the liability of the Covenantor or other Covenantors (as the case may be) in respect thereof and all parties shall be restored to the position in which they respectively would have been if such payment had not been made. Notwithstanding anything express or implied to the contrary and notwithstanding previous actual service on the Covenantor notice of any fact or thing served on the Lessee shall be deemed to be service on the Covenantor for all purposes.


16. BANK GUARANTEE
------------------

16.1 The Lessee shall deliver to the Lessor on or before execution of this Lease a valid, enforceable and irrevocable bond in a form approved by the Lessor in the Lessor's favour from a bank holding an Australian Banking Licence carrying on business in Sydney to secure unconditional payment by such Bank to the Lessor of the sum specified in Item 8(a) of the Reference Schedule hereto ("the sum"). The sum secured by the bond or any part thereof as determined from time to time by the Lessor but not exceeding in aggregate the sum shall become payable upon failure by the Lessee to duly and punctually pay rent and other moneys reserved by this Lease forthwith upon demand in writing from the Lessor without reference by the Bank to the Lessee and notwithstanding notice from the Lessee to the Bank not to pay the Lessor any moneys. Notwithstanding anything express or implied to the contrary, acceptance of the bond or payment thereunder shall not thereby affect or limit the rights of the Lessor hereunder of operate as a waiver of the Lessee's failure breach non-performance or non-observance. Any part of the bond money so paid and determined by the Lessor to be in excess of the Lessor's loss, damages and expenses by reason of the Lessee's aforesaid failure, breach, non-performance or non-observance shall be accounted for to the Lessee. If upon the Lessee vacating the Demised Premises the bond has not become payable hereunder then it shall be released to the Bank provided always that the Lessee has duly and punctually paid all rent and other moneys reserved by and duly and punctually performed and observed all of the terms covenants and conditions on the part of the Lessee contained in this Lease or any renewal hereof.

16.2 On each occasion on which the rental payable under this Lease is increased, the Lessee shall deliver to the Lessor within fourteen (14) days of the final determination of such increased rental, a valid, enforceable and irrevocable bond in the same form and with the same Bank (or such other bank as the Lessor may reasonably approve) as the bond previously delivered, to secure unconditional payment by such bank to the Lessor of the sum equal to the number of months rent and outgoings specified in Item 8(b) of the Reference Schedule at the revised rental.

16.3 In the event that the Lessor requires the Lessee's bank to make payment to the Lessor pursuant to the bond and permits the Lessee to remain in possession of the Demised Premises pursuant to the terms of this Lease then the Lessee shall, within fourteen (14) days of notification by the Lessor to the Lessee that such payment by the Bank has been made, deliver to the Lessor a further bond in the same form as that previously delivered, to secure Demised Premises pursuant to the terms of this Lease then the Lessee shall, within fourteen (14) days of notification by the Lessor to the Lessee that such payment by the Bank has been made, deliver to the Lessor a further bond in the same form as that previously delivered, to secure unconditional payment by the issuing Bank of the difference between a sum equal to the number of months rent and outgoings specified in Item 8(b) of the Reference Schedule at the then current rental and the balance remaining payable pursuant to the existing bond so the Lessor holds bonds securing unconditional payment by the issuing Bank of an aggregate sum equal to the number of months rent and outgoings specified in Item 8(b) of the Reference Schedule at the then current rent.

16.4 Upon delivery to the Lessor of any such bond pursuant to the provisions of Clause 16.2 or 16.3, the provisions of Clause 16.1 shall apply to such bond.

16.5 If during the term of this Lease the Lessor shall transfer its ownership in the Building and shall provide a notice to the Lessee requiring the amendment to the bank bond to reflect the new Lessor THEN the Lessee shall take all acts necessary to effect the same within fourteen (14) days of the Lessor serving such notice.


17.    OPTION FOR RENEWAL
-------------------------

17.1 If the Lessee desires to have a further lease of the Demised Premises for the further term or term of years (if any) set out in Item 9 in the Reference Schedule and shall give to the Lessor not less than three (3) months nor more than nine (9) months previous notice in writing thereof (time in both cases being of the essence) and shall neither at the date of such exercise of option nor at the date of expiry of the immediately preceding term be in default in material respect of the performance of the terms covenants and conditions by and on the part of the Lessee herein contained the Lessor shall grant to the Lessee a Lease of the premises for such further term of years commencing on the day following the date of expiry of the immediately preceding term and otherwise subject to such terms, covenants and conditions as this Lease provided that:-

       (a) in the case of the last of the said further terms, this Clause shall be excluded,

       (b) the annual rent for the first year of the further term shall be the annual rent payable immediately prior to the date of commencement of the further term, and

       (c) Item 2 of the Reference Schedule shall be amended and the following dates inserted: 1 September 2004 and 1 September 2006.

                                 FIRST APPENDIX

1.     RENT

The Lessee will during the term of this Lease pay to the Lessor without demand from the Lessor and without any deduction whatsoever the annual rent set out in Item 1 in the Reference Schedule such rent to be paid in advance by regular and consecutive monthly payments each equal to one-twelfth (1/12th) of the annual rent on the first day of each month in each year during the term (except the first and last payments which will be proportionate) the first being payable on the date of commencement of the term.

2.     RENT REVIEW

(a)    In this Clause 2 the expression "review date" means the date set out in
       Item 2 of the Reference Schedule:

       (i) the date of expiry of each period of years set out in Item 2 in the Reference Schedule during the term hereof and any further term in both cases computed from the date of commencement of the relevant term; or

       (ii) the date of holding over, where the Lessee holds over under Clause 14.9.

(b) No earlier than ninety (90) days before each review date and at any time thereafter the Lessor shall have the option by notice given in writing to the Lessee to increase the Annual Rent to an amount which would at the relevant review date be the current market rent of the Premises with the exception of any improvements effected by the Lessee in the Premises (having regard to all matters then relevant to the determination of such rent) and reference shall be had to the aggregate of all premises leased by the Lessee in the Building at each such review date and the amount so determined shall subject as hereinafter appearing be the annual Rent payable by the Lessee as from the review date.

(c) The Lessee within a period of twenty-one (21) days after service of any such notice may by notice in writing to the Lessor dispute that the amount set out in the notice referred to in sub-clause (b) of this Clause 2 is the current market rent of the demised premises.

(d) In the event of any dispute between the Lessor and the lessee as to the current market rent, then both the Lessor and the Lessee, at their own cost, each shall appoint a valuer who shall determine the current market rent. Upon such determination being made each valuer shall advise the party who appointed him of his determination of the current market rent. Both the Lessor and the Lessee shall have the right to reject the determination of the current market rent of the valuer appointed by it. Each of the valuers shall have practiced in the field of valuation of rentals for similar premises for not less than 2 years prior to their appointed and shall be either Fellows or Associates of the Institute (or should such Institute have ceased to exist, of such body or association as then has substantially the same objects as such Institute). The valuers so appointed may be employees of either the Lessor of the Lessee.

       The factors to be considered by all valuers assessing the current market rent of the Premises at the relevant review date are:-

        (i)   any valuer shall be acting as an expert not as an arbitrator;

       (ii) there shall be excluded from such assessment any goodwill attributable to the Lessee's business and the value of the Lessee's fixtures and fittings in the Premises and also any deleterious condition of the Premises if such condition results from any breach of any terms of this Lease by the Lessee;

      (iii) regard shall be had to the terms and conditions of this Lease in particular to any liability on the part of the Lessee to pay a contribution to the outgoings of the Building;

       (iv) regard shall be had to the annual market rental value of comparable premises based on a lease between a willing Lessor and a willing Lessee; and

        (v) regard shall be had to improvements or refurbishment of the Premises effected at the instance and expense of the Lessor.

(e) If either the Lessor of the Lessee rejects the determination of the current market rent of the valuer appointed by it or if the two valuers cannot agree as to the current market rent, in both cases within thirty
       (30) days after the lessor has by notice in writing to the Lessee advised the Lessee of the name of the valuer appointed by the Lessor, a third valuer shall be appointed by the two valuers to determine the current market rent. the determination of the current market rent by the third valuer shall be binding upon both the Lessor and the Lessee. The third valuer shall be either a Fellow or an Associate of the Institute and shall practice in the State of New South Wales and if possible have at lease five years experience in the determination of market rents for properties of similar type and location as the Building

(f)    Should the Lessee fail to appoint a valuer as aforesaid within twenty-one
       (21) days after the Lessor has by notice in writing to the Lessee advised the Lessee of the name of the valuer appointed by the Lessor, the current market rent shall be determined by the Lessor's valuer alone.

(g) If the two valuers appointed as aforesaid do not within fourteen (14) days of their being called upon by either party to do so, appoint a third valuer as required under sub-clause (e) of this Clause 2, the Lessor may request the President or other the principal officer for the time being of the Institute (or such other body or association as aforesaid) to appoint such third valuer similarly qualified to determine the current market rent.

(h) Should the third valuer (whether appointed under sub-clause (e) of this Clause 2) fail to determine the said current market rent within thirty
       (30) days of his appointment, the Lessor may request the President or other principal officer as aforesaid to appoint another valuer similarly qualified in lieu of the third valuer previously appointed.

(i) Should the amount of the reviewed Annual Rent as aforesaid not be ascertained before the review date the Lessee shall pending ascertainment thereof continue to pay the Annual Rent at the rate then applicable but subject to the review thereof together with seventy five percent (75%) of the amount by which the Lessor's nomination of the current market rent specified in the notice given under sub-clause (b) hereof exceeds the annual rental applicable at the review date and upon the reviewed Annual Rent being ascertained any necessary adjustment of rent calculated from the review date shall be paid forthwith by the Lessee to the Lessor, or by the Lessor to the Lessee, as the case may be. The Lessee shall in addition pay interest on the amount (if any) by which the reviewed Annual Rent exceeds the Annual Rent applicable at the review date ("the excess amount") for the period from the review date to the date of payment of the excess amount ("the relevant period"), such of the relevant period at the current Westpac Banking Corporation Indicator Lending Rate.

(j) Notwithstanding the foregoing no determination of the annual rent as aforesaid shall operate to reduce the annual rent payable by the Lessee below that payable immediately prior to such determination.

(k) All costs incurred in the engagement and use of any valuer other than the valuers respectively engaged by the lessor and the Lessee pursuant to sub-clause (d) hereof, shall be borne in equal shares by the Lessor and the Lessee.

(l) Any valuers appointed in accordance with the foregoing provisions shall act in all respects in the capacity of experts and not as arbitrators. The decision of the third valuer appointed pursuant to subclause (e) or sub-clause (g) of this Clause 2 shall be final and binding in all respects.

(m) Time in sub-clause (c), (e), (f), (g) and (h) shall be of the essence in all respects.


3.     OUTGOINGS

LESSEE'S PROPORTIONS

(a) The Lessee will during the term of this Lease pay on demand to the Lessor in Sydney and without any deduction whatsoever the proportion set out in
       Item 3 in the Reference Schedule (hereinafter called "the Lessee's proportion") of all the rates and taxes and other outgoings of the Building in the manner hereinafter set out PROVIDED THAT should the Lessor during the term of this Lease or during the period of any holding over thereunder complete the erection upon the Land of a building or buildings in addition to those erected thereon or shall extend the existing buildings, the Lessor shall be entitled to recalculate the said proportion on the same basis on which the original proportion was calculated but taking into account the increased lettable area.

RATES AND TAXES

(b)    For the purpose of this Clause:

       (i) "rates and taxes" shall mean and include all rates, taxes (exclusive of any income tax payable by the Lessor in respect of the Lessor's income), charges, assessments, duties and fees of any public, municipal, government or semi-government body, authority or department levied, assessed or charged in respect of the Building and/or the Land (irrespective of the ownership thereof);

       (ii) all rates and taxes irrespective of the period for which they are levied, assessed or charged shall be deemed to accrue from day to day and shall be apportioned in respect of time accordingly;

OTHER OUTGOINGS OF THE BUILDING

(c) For the purposes of this Clause:

       (i) "other outgoings of the Building" means all costs, charges, expenses, fees and other outgoings paid or payable by the Lessor in managing, supervising, maintaining and keeping secure the Building and the curtilages thereof provided that notwithstanding any other provision herein the Lessee shall not be obliged to contribute to items of a capital or structural nature or commission on the leasing of premises and in particular, but without limiting the generality of the foregoing, includes:-

              (aa) all premiums payable by the Lessor in respect of insurances relating to the Building and fixtures, fittings and appliances therein including, but without limiting the generality of the foregoing, public risk insurance, workers compensation insurance and loss of rent insurance;

              (bb) the cost of all services supplied to the Building including, but without limiting the generality of the foregoing, all charges for electricity, gas, water, oil, telephone, sewerage and garbage services, save and except where such costs is the responsibility of a particular occupier of the Building;

              (cc) the cost of all services provided by the Lessor for occupants of the Building and visitors to the Building, including but without limiting the generality of the foregoing, the cost of operating, maintaining and repairing the air conditioning plant, lifts and escalators and other services in the Building and Common Areas and except where the Lessee is liable to pay a cleaning charge pursuant to Clause 8.1 of this Lease the costs of cleaning of the Common Areas;

              (dd) all costs for or in connection with maintenance, renovation and upkeep of the Building including the painting and repair of the Common areas but excluding the cost of any structural work and the cost of any work payment for which is the responsibility of a particular occupier of the Building; and

              (ee) all costs in connection with the management, control and security of the Building including, but without limiting the generality of the foregoing, salaries, wages, superannuation and payroll tax.

       (ii) "year" shall be deemed to mean and relate to any year or part of a year ending on the date set out in Item 7 in the Reference Schedule or on such other date as the Lessor shall notify the Lessee in writing or at the expiration or sooner determination of this Lease (as the case may require) and in respect of all periods of less than one (1) year all items of an annual or other periodic nature comprising other outgoings of the Building shall be apportioned in respect of time as necessary;

STATEMENT FROM LESSOR

(d) As soon as practicable after the date set out in Item 7 or in the Reference Schedule or such other date as aforesaid in each year the Lessor will furnish to the Lessee a statement giving reasonable details of other outgoings of the Building and indicating the amount of the Lessee's proportion thereof. Except in the case of manifest error notified by either party to the other within thirty (30) days of the service of such statement on the Lessee such statement shall be conclusive evidence as to the matters stated therein. Within thirty (30) days after service of such statement on the Lessee, the Lessee will pay to the Lessor the Lessee's proportion.

ESTIMATES BY LESSOR

(e) Notwithstanding the provisions of the foregoing sub-clauses the Lessor may:

       (i) where any rate or tax assessment has not issued for the rating or taxing period current at the date of expiration or sooner determination of this Lease notify the Lessee of the Lessor's reasonable estimate of the Lessee's proportion of such rate or tax for the period from the date of commencement of the rating or taxing period to the said date of expiration or sooner determination of the Lease whereupon the Lessee will forthwith pay to the Lessor such estimated proportion provided always that upon the issue of the relevant assessment any necessary adjustment between the estimated and actual proportion of the Lessee shall be made and any refund to or further payment by the Lessee shall be allowed or made by or to the Lessor accordingly;

       (ii) from time to time notify the Lessee of the Lessor's reasonable estimate of the Lessee's proportion of the other outgoings of the Building and for any period not exceeding one (1) year in advance of the estimate whereupon the Lessee will pay to the Lessor during such period such estimated proportion by equal monthly instalments in advance on the days fixed for payment or rent under this Lease provided always that upon computation of such other outgoings of the Building at the end of the then current year as aforesaid any necessary adjustment between the estimated and actual proportion of the Lessee shall be made and any refund to or further payment by the Lessee shall be allowed or made by or to the Lessor accordingly.


4.     CLEANING CHARGE

       (a) The Lessee will (subject as hereinafter provided) during the term pay to the Lessor in Sydney without demand from the Lessor and without any deduction whatsoever the basic cleaning charge (if applicable) set out in Item 5 in the Reference Schedule which charge relates to the cost of the cleaning of the Premises and the Lessee's proportion of the costs of the cleaning of Common Areas, such cleaning charge to be paid by equal monthly instalments in advance on the days fixed for the payment of rent under this Lease.

       (b) The Lessor shall from time to time be entitled to increase the basic cleaning charge only if there be an increase in the costs to the Lessor of cleaning the Demised Premises and the Common Areas. The Lessor must decrease the basic cleaning charge if there is a decrease in the cost to the Lessor of cleaning the Demised Premises and the Common Areas by that amount which is fair and reasonable in the circumstances.

       (c) The Lessor shall notify the Lessee in writing of the amount of any increase or decrease in the basic cleaning charge and the date from which such increase shall be operative and the first payment by the Lessee to the Lessor upon such notice being given shall be made at the date next following the service of such notice on which the next monthly instalment of rent is due under this Lease.

                                SECOND APPENDIX


RULES AND REGULATIONS OF THE BUILDING

1. The Lessee shall not in any way obstruct or permit the obstruction of the pavement entry arcade vestibules corridors passages halls elevators stairways fire doors and escape doors relating to the Building or use them or any of them for any other purpose than for ingress and egress.

2. The Lessee shall not cover or obstruct the floors skylights glazed panels ventilators and windows that reflect or admit light or air into passageways or into any part of the Building.

3. The Lessee shall not inscribe paint display of affix any sign advertisement name flagpole flag or notice on any part of the outside or inside of the Building except with the consent in writing of the Lessor and then only of such colour size and style and in such place or places as shall be first approved by the Lessor. The costs of affixing the Lessee's name and description on directory boards in main foyer and on the Lessee's floor shall be paid for by the Lessee.

4. No window blinds window screens or awnings shall be erected without the approval of the Lessor.

5. Except with the consent in writing of the Lessor no musical instruments shall be played in or about the Building, but this Rule shall not prohibit the Lessee from playing background recorded music provided that the volume is kept at a level which does not cause a nuisance or annoyance to other Lessees or users of the Building.

6. The Lessee shall not throw anything out of the windows or doors or down the elevator shafts passages or skylights or into any light areas of the Building or deposit waste paper or rubbish anywhere except in proper receptacles or place upon any sill ledge or other like part of the Demised Premises or Common Areas any article or substance.

7. The Lessee shall not use any method of lighting cooling or heating other than as prescribed and fixed by the Lessor and under special agreement made with the Lessor for the purpose and shall not cook within the Demised Premises except within a designated kitchen area.

8. The Lessee will use or permit to be used for the receipt delivery of other movement of any goods wares or merchandise or articles of bulk or quantity only such parts of the Demised Premises and the Common Area and at such times as the Lessor may from time to time permit and the Lessee will generally comply with all reasonable requirements of the Lessor in regard to such matter.

9. The Lessee shall not leave any doors or windows unlocked or unfastened when the Demised Premises are left unoccupied and the Lessor reserved the right for the Lessors caretaker or other duly authorised person to enter the Demised Premises and fasten the same if left insecurely fastened.

10. The Lessor will at the expense of the Lessee provide keys for locks on doors or other openings of the Demised Premises and security cards or keys and the Lessee will return to the Lessor on the determination of the Lease all such keys and security cards or keys whether the same have been supplied by the Lessor or otherwise acquired by the Lessee and shall not permit the same at any time to come into the possession of any person other than the Lessee. The Lessee shall not alter the combination of any locks of the Demised Premises.

11. The Lessee shall not use or permit to be used the Common Areas or any parking area or any part thereof for any business or commercial purpose for the display or advertisement of any goods or services nor generally for any purposes other than a purpose for which the same was intended or provided.

12. No nails, screws or hooks shall be driven into any parts of the Building or the partitions therein without the Lessor's prior written consent nor shall any explosive power driven method of fixing articles to ceilings, walls or floors be used.

13. The Lessor shall be entitled to close the front doors of and any other entrances to the Building and keep the same closed and locked after the hour of 6.00 p.m. on weekdays and before the hour of 8.00 a.m. on weekdays except on Saturdays, Sundays and public holidays when the Lessor may keep such doors and entrances closed all day provided that the Lessor upon request by the Lessee shall make arrangements for the Lessee to have access to the Building at any time outside these hours. If such access is provided the Lessee shall adhere to all reasonable security precautions set down by the Lessor from time to time.

14. The Lessor shall provide air-conditioning pursuant to its obligations under the Lease between the hours of 8.00 a.m. and 6.00 p.m. Should the Lessee request the provision of air-conditioning outside those hours the Lessor may at its discretion supply the same and all reasonable costs and expenses incurred in supplying the same shall be met by the Lessee.

                               REFERENCE SCHEDULE

ITEM 1    ANNUAL RENT

          $222,066.00 per annum.


ITEM 2    RENT REVIEW DATES

          1 September 2000
          1 September 2002


ITEM 3    LESSEE'S PROPORTION OF OUTGOINGS

          15.7%


ITEM 4    PERMITTED USE OF PREMISES

          Commercial office accommodation, training and meeting facilities and product showroom.


ITEM 5    CLEANING

          (a)    The Lessor will provide cleaning.

          (b)    Basic cleaning charge at commencement of term: $11,428.00.


ITEM 6    COVENANTOR

          Nil whilstever the lessee is Mannatech Australia Pty Limited.


ITEM 7    DATE OF EXPIRY OF OUTGOINGS YEAR

          31 December.


ITEM 8    BANK GUARANTEE

          (a)    Initial Sum:  $141,020.00.

          (b)    Number of Months Rent: 6 months.

ITEM 9    OPTION FOR RENEWAL

          Five years.